                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                          dated as of August 3, 1994 among

                                  PAULA FINANCIAL

                                        and

                       THE PURCHASERS LISTED ON SCHEDULE 1.01

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                               TABLE OF CONTENTS

1.  PURCHASE, SALE AND TERMS OF SHARES . . . . . . . . . . .   1
    1.01.     THE PREFERRED SHARES . . . . . . . . . . . . .   1
    1.02.     THE CONVERSION SHARES  . . . . . . . . . . . .   1
    1.03.     PURCHASE PRICE AND CLOSINg . . . . . . . . . .   1
    1.04.     USE OF PROCEEDS  . . . . . . . . . . . . . . .   2

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . ,   2
    2.01.     ORGANIZATION,  STANDING  AND  POWER  OF  THE
         COMPANY . . . . . . , . . . . . . . . . . . . . . .   2
    2.02.     AUTHORITY: ENFORCEABILITY; NO CONFLICT . . . .   2
    2.03.     CAPITALIZATION . . . . . . . . . . . . . . . .   3
    2.04.     SUBSIDIARIES . . . . . . . . . . . . . . . . .   4
    2.05.     STATUS OF SHARES . . . . . . . . . . . . . . .   5
    2.06.     FINANCIAL STATEMENTS . . . . . . . . . . . . .   5
    2.07.     LIABILITIES  . . . . . . . . . . . . . . . . .   6
    2.08.     INDEBTEDNESS . . . . . . . . . . . . . . . . .   6
    2.09.     TITLE TO ASSETS  . . . . . . . . . . . . . . .   6
    2.10.     ACTIONS PENDING  . . . . . . . . . . . . . . .   7
    2.11.     COMPLIANCE WITH LAW  . . . . . . . . . . . . .   7
    2.12.     TAXES  . . . . . . . . . . . . . . . . . . . .   7
    2.13.     ERISA  . . . . . . . . . . . . . . . . . . . .   7
    2.14.     NO MATERIAL ADVERSE CHANGE . . . . . . . . . .   8
    2.15.     CERTAIN FEES . . . . . . . . . . . . . . . . .   8
    2.16.     DISCLOSURE . . . . . . . . . . . . . . . . . .   8
    2.17.     OPERATION OF BUSINESS  . . . . . . . . . . . .   9
    2.18.     ENVIRONMENTAL AND SAFETY MATTERS . . . . . . .   9
    2 19.     BOOKS AND RECORDS  . . . . . . . . . . . . . .   9
    2.20.     MATERIAL AGREEMENTS  . . . . . . . . . . . . .   9
    2.21.     TRANSACTIONS WITH AFFILIATES . . . . . . . . .  10
    2.22.     SECURITIES ACT OF 1933 . . . . . . . . . . . .  10
    2.23.     GOVERNMENTAL APPROVALS . . . . . . . . . . . .  10
    2.24.     INSURANCE  . . . . . . . . . . . . . . . . . .  11
    2.25.     EMPLOYEES  . . . . . . . . . . . . . . . . . .  11
    2.26.     ABSENCE OF CERTAIN DEVELOPMENTS  . . . . . . .  11
    2.27.     UNITED    STATES    REAL    PROPERTY    HOLDING
         CORPORATION . . . . . . . . . . . . . . . . . . . .  13
    2.28.     INSURANCE BUSINESS . . . . . . . . . . . . . .  13
    2.29.     RESERVES . . . . . . . . . . . . . . . . . . .  13
    2.30.     REGULATORY FILINGS . . . . . . . . . . . . . .  13
    2.31.     A.M. BEST RATING . . . . . . . . . . . . . . .  13
    2.32.     REINSURANCE. . . . . . . . . . . . . . . . . .  14
    2.33.     INVESTMENT PORTFOLIO . . . . . . . . . . . . .  14

3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . .  14
    3.01.     ORGANIZATION AND STANDING OF THE PURCHASERS. .  14
    3.02.     AUTHORITY; ENFORCEABILITY; NO CONFLICT . . . .  14
    3.03.     ACQUISITION FOR INVESTMENT . . . . . . . . . .  15
    3.04.     FINANCING  . . . . . . . . . . . . . . . . . .  15


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    3.05.     GOVERNMENTAL APPROVALS . . . . . . . . . . . .  15

4.  CONDITIONS TO PURCHASER'S OBLIGATIONS  . . . . . . . . .  16
    4.01.     REPRESENTATIONS AND WARRANTIES . . . . . . . .  16
    4.02.     CORPORATE PROCEEDINGS  . . . . . . . . . . . .  16
    4.03.     INCUMBENCY CERTIFICATE . . . . . . . . . . . .  16
    4.04.     OFFICER'S CERTIFICATE  . . . . . . . . . . . .  16
    4.05.     CONSENTS, LICENSES, APPROVALS. ETC . . . . . .  16
    4.06.     GOOD STANDING CERTIFICATES . . . . . . . . . .  17
    4.07.     NO PROCEEDINGS OR LITIGATION . . . . . . . . .  17
    4.08.     CERTIFICATE OF DESIGNATION . . . . . . . . . .  17
    4.09.     LEGAL OPINION  . . . . . . . . . . . . . . . .  17
    4.10.     SHAREHOLDERS AGREEMENT . . . . . . . . . . . .  17
    4.11.     VOTING AGREEMENT . . . . . . . . . . . . . . .  17
    4.12.     BANK DOCUMENTS . . . . . . . . . . . . . . . .  17
    4.13.     EXPENSES . . . . . . . . . . . . . . . . . . .  18
    4.14.     OTHER PURCHASERS . . . . . . . . . . . . . . .  18
    4.15.     BOARD OF DIRECTORS . . . . . . . . . . . . . .  18
    4.16.     ESOP REPURCHASE  . . . . . . . . . . . . . . .  18
    4.17.     SCHNIDER REPURCHASE  . . . . . . . . . . . . .  18
    4.18.     TENDER OFFER . . . . . . . . . . . . . . . . .  19
    4.19.     SNIDER STOCK AND OPTIONS . . . . . . . . . . .  19
    4.20.     COMPLIANCE  WITH  THIS  AGREEMENT  AND  RELATED
         AGREEMENTS  . . . . . . . . . . . . . . . . . . . .  19
    4.21.     PROCEEDINGS SATISFACTORY . . . . . . . . . . .  19

5.  AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . . . . .  19
    5.01.     INSPECTION RIGHTS  . . . . . . . . . . . . . .  19
    5.02.     BUDGETS APPROVAL . . . . . . . . . . . . . . .  20
    5.03.     FINANCINGS . . . . . . . . . . . . . . . . . .  20
    5.04.     MEETINGS OF DIRECTORS AND COMMITTEES . . . . .  20
    5.05.     BY-LAWS; MEETINGS AND INDEMNIFICATION  . . . .  20
    5.06.     CORPORATE EXISTENCE  . . . . . . . . . . . . .  20
    5.07.     PROPERTIES, BUSINESS. INSURANCE  . . . . . . .  21
    5.08.     EXPENSES OF DIRECTORS  . . . . . . . . . . . .  21
    5.09.     COMPLIANCE WITH LAWS . . . . . . . . . . . . .  21
    5.10.     KEEPING OF RECORDS AND BOOKS OF ACCOUNT  . . .  21
    5.11.     SIZE OF BOARD AND COMMITTEES . . . . . . . . .  21
    5.12.     CONSUMMATION OF SCHNIDER REPURCHASE  . . . . .  22
    5.13.     CONSUMMATION OF TENDER OFFER . . . . . . . . .  22
    5.14.     REPORTING REGUIREMENTS . . . . . . . . . . . .  22
    5.15.     REPORTS TO INVESTOR DIRECTORS  . . . . . . . .  23
    5.16.     MAINTENANCE OF KEY MAN INSURANCE . . . . . . .  24
    5.17.     REPAYMENT OF WELLS FARGO BANK  . . . . . . . .  24

6.  NEGATIVE COVENANTS OF THE COMPANY  . . . . . . . . . . .  24
    6.01.     DEALINGS WITH AFFILIATES . . . . . . . . . . .  24
    6.02.     COMPENSATION TO OFFICERS . . . . . . . . . . .  25
    6.03.     MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES . . .  25
    6.04.     CONDUCT OF BUSINESS  . . . . . . . . . . . . .  25
    6.05.     RESTRICTIONS ON INDEBTEDNESS . . . . . . . . .  25


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    6.06.     ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF
         OTHER PERSONS. . . . . . . . . . . . . . . . . . . . 25
    6.07.    INVESTMENTS   IN   OTHER   CORPORATIONS   OR
              ENTITIES . . . . . . . . . . . . . . . . . . .  25
    6.08.     AMENDMENTS . . . . . . . . . . . . . . . . . .  26
    6.09.     OTHER AGREEMENTS . . . . . . . . . . . . . . .  26
    6.10.     REINSURANCE AGREEMENTS . . . . . . . . . . . .  26
    6.11.     AMENDMENTS . . . . . . . . . . . . . . . . . .  27

7.  REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . .  27
    7.01.     DEMAND REGISTRATIONS . . . . . . . . . . . . .  27
    7.02.     INCIDENTAL REGISTRATION. . . . . . . . . . . .  30
    7.03.     HOLDBACK AGREEMENTS. . . . . . . . . . . . . .  31
    7.04.     REGISTRATION PROCEDURES. . . . . . . . . . . .  32
    7.05.     INDEMNIFICATION. . . . . . . . . . . . . . . .  35
    7.06.     RULE 144 . . . . . . . . . . . . . . . . . . .  40

8.  RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . .  40
    8.01.     RIGHT OF FIRST REFUSAL . . . . . . . . . . . .  40
    8.02.     NOTICE OF ACCEPTANCE . . . . . . . . . . . . .  41
    8.03.     CONDITIONS TO ACCEPTANCES AND PURCHASE . . . .  41
    8.04.     FURTHER SALE . . . . . . . . . . . . . . . . .  42
    8.05.     TERMINATION AND WAIVER OF RIGHT OF FIRST
              OFFER  . . . . . . . . . . . . . . . . . . . .  42
    8.06.     EXCEPTION  . . . . . . . . . . . . . . . . . .  42

9.  DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . .  43
    9.01.     CERTAIN DEFINED TERMS  . . . . . . . . . . . .  43

10.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .  52
    10.01.    GENERAL INDEMNITY. . . . . . . . . . . . . . .  52
    10.02.    INDEMNIFICATION PROCEDURE  . . . . . . . . . .  52

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .  53
    11.01.    NO WAIVER; CUMULATIVE REMEDIES . . . . . . . .  53
    11.02.    AMENDMENTS, WAIVERS AND CONSENTS . . . . . . .  53
    11.03.    ADDRESSES FOR NOTICES  . . . . . . . . . . . .  54
    11.04.    COSTS, EXPENSES AND TAXES  . . . . . . . . . .  54
    11.05.    BINDING EFFECT; ASSIGNMENT . . . . . . . . . .  55
    11.06.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . .  55
    11.07.    PRIOR AGREEMENTS . . . . . . . . . . . . . . .  55
    11.08.    SEVERABILITY . . . . . . . . . . . . . . . . .  56
    11.09.    CONFIDENTIALITY. . . . . . . . . . . . . . . .  56
    11.10.    GOVERNING LAW  . . . . . . . . . . . . . . . .  56
    11.11.    HEADINGS . . . . . . . . . . . . . . . . . . .  56
    11.12.    COUNTERPARTS . . . . . . . . . . . . . . . . .  57
    11.13.    FURTHER ASSURANCES . . . . . . . . . . . . . .  57
    11.14.    WAIVER . . . . . . . . . . . . . . . . . . . .  57
    11.15.    SPECIFIC ENFORCEMENT . . . . . . . . . . . . .  57
    11.16.    RESTRICTIONS ON FURTHER ACQUISITIONS . . . . .  57
    11.17.    REDEMPTION NOTES . . . . . . . . . . . . . . .  58


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                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                                    Dated as of August 3, 1994

Each of the Purchasers Listed
on Schedule 1.01

Ladies and Gentlemen:

    PAULA FINANCIAL, a California corporation (the "Company") hereby agrees with each of you as follows:

1.   PURCHASE, SALE AND TERMS OF SHARES

     1.01. THE PREFERRED SHARES. The Company has authorized the issuance and sale of 941,177 shares (the "Preferred Shares") of its authorized but unissued shares of Series A Preferred Stock, no par value (the "Series A Preferred Stock"), at a purchase price of $17.00 per share to the persons (individually a "Purchaser" and collectively the "Purchasers") and in the respective amounts set forth in Schedule 1.01 hereto. The designation, rights, preferences and other terms and provisions of the Series A Preferred Stock are set forth in the Certificate of Designation attached as EXHIBIT A hereto.

    1.02. THE CONVERSION SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, no par value (the "Common Stock"), to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares." The Preferred Shares and the Conversion Shares are sometimes collectively referred to as the "Shares."

    1.03. PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares set forth opposite their respective names in
Schedule 1.01. The aggregate purchase price of the Preferred Shares being acquired by each Purchaser is set forth opposite such Purchaser's name in
Schedule 1.01. The closing of the purchase and sale of the


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Preferred Shares to be acquired by the Purchasers from the Company under this
Agreement (the "Closing") shall take place at the offices of Messrs.
Gibson, Dunn & Crutcher, 2029 Century Park East, Los Angeles, CA 90067 at 10:00 a.m. on August 3, 1994, or at such time and date thereafter as the Purchasers and the Company may agree (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser certificates for the number and series of Preferred Shares set forth opposite its name under the heading "Number of Preferred Shares" in Schedule 1.01 registered in such Purchaser's name (or its nominee), against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration set forth opposite each such Purchaser's name on Schedule 1.01.

    1.04. USE OF PROCEEDS. The Company shall use the cash proceeds from the sale of the Preferred Shares to redeem no lass than 592,647 shares of Common Stock from its shareholders (of which at least 367,647 shall be repurchased from the ESOP), to contribute to the capital of PICO to increase its capacity to write insurance and for working capital purposes.

2.  REPRESENTATIONS AND WARRANTIES OP THE COMPANY

    The Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

    2.01. ORGANIZATION, STANDING AND POWER OF THE COMPANY. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and is duly qualified to do business in good standing in those foreign jurisdictions in which such qualification is required.

    2.02. AUTHORITY; ENFORCEABILITY; NO CONFLICT. The Company has all requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party, to issue and sell the Shares, and to carry out its obligations hereunder and under each Related Agreement to which it is a party. The execution, delivery and performance of this Agreement and each Related Agreement to which it is a party by the Company and the issuance and sale of the Shares by the Company have been duly and validly authorized by all requisite corporate proceedings on the part of the Company. This Agreement and each Related Agreement to which it is a party when executed and delivered by the Company is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency,

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reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 2.02, the execution and delivery of this Agreement and each Related Agreement to which it is a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not result in or constitute: (a) a default, breach or violation of or under the Articles of Incorporation or the By-Laws, (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound if such default, breach or violation could reasonably be expected to have a Material Adverse Effect, (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Company, any Subsidiary or any of their respective properties or assets are bound if such violation could reasonably be expected to have a Material Adverse Effect, (d) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Compare or any Subsidiary is bound or by which any of their respective properties or assets are bound if such termination or acceleration could reasonably be expected to have a Material Adverse Effect, (e) the creation or imposition of any lien, charge or encumbrance on any property of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound if such creation or imposition could reasonably be expected to have a Material Adverse Effect, or (f) an event which would require any consent under any agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound if the failure to obtain such consent could reasonably be expected to have a Material Adverse Effect (other than the consent of Wells Fargo Bank which is not expected to be obtained due to the repayment of all obligations owed to Wells Fargo Bank).

    2.03. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 10,000,000 shares of Common Stock, of which 1,795,419 shares are outstanding, 941,177 are reserved for issuance upon conversion of the Series A Preferred Stock, 275,000 are reserved for issuance under the Stock Option Plan, 82,353 are reserved for issuance upon the exercise of warrants issued to the Placement Agents and 30,000 are reserved for issuance upon the exercise of options issued to Jeffrey A. Snider (the "Snider Options") and (b) 5,000,000 shares of Preferred Stock, no par value, of which 941,777 have been designated as Series A Preferred Stock, none of which are outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except for the options issued or to be issued under the Stock Option Plan, warrants to be issued to the Placement Agents on the Closing Date, the Snider Options or as provided herein or in any of the Related Agreements, there are no outstanding preemptive, conversion or other rights, options or warrants granted or issued by or binding upon the Company for the purchase or acquisition by any other Person of any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. Except for the Company's obligations under the ESOP, the Tender Offer, the Schnider Agreement and the Certificate of Designation, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. Except as provided herein, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in the Voting Agreement and the Shareholders Agreement, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer, of any shares of the capital stock of the Company. Except as set forth on Schedule 2.03, the offer and sale of all capital stock, convertible securities, rights or options of the Company issued prior to the Closing Date complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

    2.04. SUBSIDIARIES. Schedule 2.04 sets forth each Subsidiary showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock or other interests of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights or options of the type described in the preceding sentence. Except for restrictions set forth in the Bank Credit Agreement, under applicable insurance laws and as otherwise provided for herein, neither the Company nor any Subsidiary is a party to, nor has any Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

    2.05. STATUS OF SHARES. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action on the part of the Company. When issued and paid for as provided in this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Preferred Shares is not and will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company. The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and have been duly reserved for issuance. When the Conversion Shares are issued such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such shares will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company.

    2.06.  FINANCIAL STATEMENTS.

           (a) The consolidated and consolidating balance sheets of the Company and the Subsidiaries as at December 31, 1993, 1992, 1991, 1990 and 1989, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the fiscal years then ended, together with the opinion on the consolidated statements of KPMG Peat Marwick, independent certified public accountants, and the interim consolidated and consolidating balance sheets of the Company and the Subsidiaries as at June 30, 1994, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the six month period then ended, are materially complete and correctand fairly present the financial condition of the Company and the Subsidiaries at such dates and the results of the operations of the Company and the Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

           (b) The statutory balance sheets of PICO and PACO as at December 31, 1993, 1992, 1991, 1990 and 1989, and the related statutory income statements of PICO and PACO for the fiscal years then ended, and the interim statutory balance sheets of PICO and PACO as at June 30, 1994, and the related statutory income statements of PICO and PACO for the six month period then ended, are materially complete and correct and fairly present the financial condition of PICO and PACO at such dates and the results of the operations of PICO and PACO for the periods covered by such statements, all in accordance with SAP consistently applied.

           (c) Unaudited consolidated and consolidating pro forma balance sheets of the Company and the Subsidiaries and statutory balance sheets of PICO and PACO as at June 30, 1994 (the "Pro Forma Balance Sheets") are attached as Schedule 2.06(c). The Pro Forma Balance Sheets (i) presents fairly, in all material respects, the financial condition of the Company and the Subsidiaries at June 30, 1994 incorporating adjustments necessary to reflect the consummation of the transactions contemplated hereby and (ii) the historical components have been prepared, in all material respects, in accordance with GAAP and SAP consistently applied.

           (d) The projections and PRO FORMA financial information furnished to the Purchasers in the Confidential Offering Memorandum prepared by the Placement Agents, attached as an Exhibit or Schedule hereto or delivered to the Purchasers in connection herewith are based on good faith estimates and assumptions by the management of the Company, it being recognized by the Purchasers, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

    2.07. LIABILITIES. Except as set forth on the Pro Forma Balance Sheets, neither the Company nor any Subsidiary has any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP or SAP.

    2.08. INDEBTEDNESS. Schedule 2.08 sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, immediately after the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

    2.09. TITLE TO ASSETS. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property reflected in the Pro Forma Balance Sheets, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Liens and those indicated on Schedule 2.09. Each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

    2.10. ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the Related Agreements or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.10, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary.

    2.11. COMPLIANCE WITH LAW. The business of the Company and the Subsidiaries has been and is presently being conducted so as to comply with all applicable federal, state, and local governmental laws, rules, regulations and ordinances, the noncompliance with which would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals could not reasonably be expected to have a Material Adverse Effect.

    2.12. TAXES. Except as set forth on Schedule 2.12, each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary for the years subsequent to December 31, 1990 have been audited by the Internal Revenue Service. The Company has no Knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

    2.13. ERISA. Schedule 2.13 lists each "employee benefit plan", as defined in Section 3(3) of the ERISA, and any other bonus, severance or termination pay, stock option or stock purchase, incentive pay or other plan, program or arrangement covering present or former employees of the Company or any Subsidiary which is maintained or contributed to by the Company or any Subsidiary (the "Plans"). None of the Plans is subject to the provisions of Title IV of ERISA, and none of the Plans is a multiemployer Plan as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation or has incurred any liability with respect to a Multiemployer Plan. None of the Plans is subject to the minimum funding standards set forth in Section 302 of ERISA or Section 412 of the Code. None of the Company, any Subsidiary or any of their respective officers or employees has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any Plan which would subject any of such parties to a civil penalty under
Section 502(i) of ERISA or an excise tax under Section 4975 of the Code. Except as set forth on Schedule 2.13, each of the Plans has been operated in all material respects in accordance with applicable law, including ERISA and the Code. None of the Plans is an employee welfare plan, as defined in
Section 3(1) of ERISA, which provides health or life insurance benefits to
employees of the Company or any Subsidiary following their retirement.   Each
Plan that is intended to be qualified under Section 401(a) of the Code has received an opinion letter from the Internal Revenue Service indicating that such Plan was so qualified as at the time of its review, and the Company knows of no reason that would cause such letter to be revoked.

    2.14. NO MATERIAL ADVERSE CHANGE. Since June 30, 1994, (a) there has been no material adverse change in the business, assets, operations, affairs, financial projections or financial condition of the Company or any Subsidiary; and (b) neither the business, financial condition, operation, financial projections or affairs of the Company, any Subsidiary nor any of their respective properties or assets have been adversely affected in any material respect as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against.

    2.15. CERTAIN FEES. Except as set forth on Schedule 2.15, no broker's, finder's or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement and the Related Agreements.

    2.16. DISCLOSURE. Neither this Agreement or the Schedules hereto nor any of the Related Agreements or any other document, certificate or instrument furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement or any of the Related Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

    2.17.  OPERATION OF BUSINESS.

           (a) Each of the Company and the Subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth on Schedule 2.17(a), and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted without any conflict, to the Knowledge of the Company, with the rights of others.

           (b) Each of the Company and the Subsidiaries is duly licensed and in good standing to write, broker or administer the lines of insurance listed on Schedule 2.17(b) in all jurisdictions listed on Schedule 2.17(b).

    2.18. ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on Schedule 2.18, each of the Company and the Subsidiaries is in material compliance with the provisions of all federal, state and local laws relating to pollution, protection of the environment or occupational safety and health applicable to it or to real property owned or leased by it or to the use, operation or occupancy thereof. Except as set forth on Schedule 2.18, neither the Company nor any Subsidiary has engaged in any activity in violation of any provision of any federal, state or local law relating to pollution, protection of the environment or occupational safety and health.Neither the Company nor any Subsidiary, to the Knowledge of the Company, has any liability, absolute or contingent, arising under facts in existence on the Closing Date of which the Company has Knowledge, under any federal, state or local law relating to pollution, protection of the environment or occupational safety and health.

    2.19. BOOKS AND RECORDS. The records and documents of the Company and the Subsidiaries accurately reflect in all material respects information relating to the business of the Company and the Subsidiaries, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.

    2.20. MATERIAL AGREEMENTS. Except as set forth on Schedule 2.20, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company or any Subsidiary were registering securities under the Securities Act. The Company, each Subsidiary and, to the best of the Company's Knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound, the result of which could cause a Material Adverse Effect. Except as set forth on Schedule 2.20, each of the contracts or agreements listed on Schedule 2.20 is in full force and effect with no default, or to the Company's Knowledge, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company or any Subsidiary has provided any written notice of default or of its intention to terminate these agreements.

    2.21. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.21 or Schedule 2.25, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) any officer, employee, consultant or director of the Company, any Subsidiary or any Person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder on the other hand.

    2.22. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

    2.23. GOVERNMENTAL APPROVALS. Except as set forth on Schedule 2.23 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement and each Related Agreement to which it is a party.

    2.24. INSURANCE. Each of the Company and the Subsidiaries carries insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or such Subsidiary from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.

    2.25. EMPLOYEES. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.25, neither the Company nor any Subsidiary has any employment contract, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any officer, employee, or consultant to be employed or engaged by the Company or such Subsidiary because of the nature of the business conducted or to be conducted by the Company or such Subsidiary or relating to the use of trade secrets or proprietary information of others, and the continued employment or engagement of the Company's or such Subsidiary's officers, employees or consultants does not subject the Company, any Subsidiary or any Purchaser to any liability with respect to any of the foregoing matters. Since January 1, 1994, no officer, consultant or Key Employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a material adverse effect on the Company or any Subsidiary, has terminated or to the Knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company or any Subsidiary.

    2.26. ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided in Schedule 2.26, since June 30, 1994, neither the Company nor any Subsidiary has:

           (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

           (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

           (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

           (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

           (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any liens, charge or other encumbrance, except liens for current property taxes not yet due and payable;

           (f) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

           (g) sold, assigned or transferred any patents, patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

           (h) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

           (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

           (j) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

           (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

           (l)  made charitable contributions or pledges in excess of $25,000;

           (m) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

           (n) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

           (o) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or such Subsidiary.

    2.27. UNITED STATES REAL PROPERTY HOLDING CORPORATION. Neither the Company nor any Subsidiary is now or has ever been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and
Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue
Service.

    2.28. INSURANCE BUSINESS. Except as set forth on Schedule 2.28 and except with respect to terms specifically negotiated with policyholders, all policies of insurance issued by PICO or PACO as now in force are, to the extent required under applicable law, on forms approved by insurance regulatory authorities of the jurisdiction where issued or which have been filed and not objected to by such authorities within the periods provided for objection. Any premium rates required to be filed with or approved by insurance regulatory authorities by PICO or PACO have been so filed or approved and premiums charged conform thereto.

    2.29. RESERVES. Except as set forth on Schedule 2.29, each reserve and other liability item listed in the most recent statutory financial statements of PICO or PACO is fairly stated in accordance with sound actuarial principles and meets the requirements of the insurance laws and regulations of the State of California. Except as set forth on Schedule 2.29, the insurance reserves and liabilities reflected in such statutory financial statements and established on the books of such Subsidiaries, taken as a whole, for all anticipated payments under policies currently or previously in force, including incurred but not reported losses, dividends, losses, claims and expenses are reasonable to cover the total amount of all reasonably anticipated matured and unmatured liabilities and obligations of such Subsidiaries under all outstanding insurance policies and reinsurance and coinsurance agreements and other similar contracts. Such Subsidiaries own assets that qualify as admitted assets under applicable state insurance laws in an amount at least equal to all of their required insurance reserves and minimum statutory and capital surplus.

    2.30. REGULATORY FILINGS. Except as set forth on Schedule 2.30, each of PICO and PACO has filed or otherwise provided all reports, data, other information and applications required to be filed with or otherwise provided to the office of the California Commissioner of Insurance, and all other federal, state or local governmental authorities with jurisdiction over PICO and PACO and all required regulatory approvals in respect thereof are in full force and effect on the date hereof. All such regulatory filings were in compliance with applicable law when filed and no deficiencies have been asserted by such governmental authority with respect to any such regulatory filings that have not been satisfied.

    2.31. A.M. BEST RATING. PICO has been rated "A-" by A.M. Best Company, Inc. ("A.M. Best") and neither the Company nor any

Subsidiary has received any communication from A.M. Best that A.M. Best intends to lower or remove such rating.

    2.32. REINSURANCE. Each insurance carrier with whom PICO has entered into any reinsurance agreement is listed on Schedule 2.32 and each such carrier is rated "A" or higher by A.M. Best.

    2.33. INVESTMENT PORTFOLIO. Except as set forth on Schedule 2.33, the investment portfolio of the Company and the Subsidiaries consists entirely of fixed maturity securities of which 99.8% were government securities or were rated "AAA" by Standard & Poor's Corporation (or an equivalent rating by any other nationally recognized rating agency) and 100% of which were cash or cash equivalents rated A-1 or P-1 by Standard & Poor's Corporation (or an equivalent rating by any other nationally recognized rating agency).

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers severally but not jointly hereby represents and warrants to the Company as of the Closing Date as follows:

     3.01. ORGANIZATION AND STANDING OF THE PURCHASERS. Each Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

     3.02. AUTHORITY; ENFORCEABILITY; NO CONFLICT. Each Purchaser has all requisite corporate or partnership power and authority to enter into this Agreement and each Related Agreement to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each Related Agreement to which it is a party by each Purchaser have been duly and validly authorized by all requisite corporate or partnership proceedings on the part of such Purchaser. This Agreement and each Related Agreement to which it is a party when executed and delivered by such Purchaser is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and each Related Agreement to which it is a party by such Purchaser does not, and consummation by such Purchaser of the transactions contemplated hereby will not, result in or constitute (a) a default, breach or violation of or under the organizational documents of such Purchaser, (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which such Purchaser is a party or by which any of its properties or assets are bound, except for any defaults, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on such Purchaser or prevent or materially delay the consummation by such Purchaser of the transactions contemplated hereby, or (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority, except for any violations which would not, individually or in the aggregate, have a material adverse effect on such Purchaser or prevent or materially delay the consummation by such Purchaser of the transactions contemplated hereby.

    3.03. ACQUISITION FOR INVESTMENT. Each Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act, and is acquiring the Preferred Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Preferred Shares. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary and appropriate to conducting its due diligence investigation. The Preferred Shares will bear a legend to the following effect:

    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the laws of the State of California or elsewhere, and may not be sold or transferred except in compliance with that Act and such laws."

    3.04. FINANCING. Each Purchaser has sufficient funds and will have sufficient funds at all times through the Closing to consummate the transactions contemplated hereby. No Purchaser will be rendered insolvent by reason of its investments in the Company nor will it be left with unreasonably small capital for purposes of operating its businesses.

    3.05. GOVERNMENTAL APPROVALS. Except for the consent required pursuant to California Insurance Code Section 1215 et al which shall be obtained on or prior to the Closing Date, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution, delivery and performance by each Purchaser of this Agreement and each Related Agreement to which it is a party.

4.   CONDITIONS TO PURCHASER'S OBLIGATIONS

    The obligation of each Purchaser to purchase and pay for the Preferred Shares to be purchased by it at the Closing is subject to the following conditions:

    4.01. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in Section 2 hereof shall be true, accurate and correct at ice Closing Date with the same effect as though made at and as of such time.

    4.02. CORPORATE PROCEEDINGS. The Purchasers shall have received a copy of the resolutions of the Board of Directors of the Company authorizing (a) the approval of the Certificate of Designation, (b) the increase of the Board of Directors from seven to nine members, (c) the execution, delivery and performance by the Company of this Agreement and each Related Agreement to which it is a party, (d) the issuance of the Preferred Shares and (e) the execution, delivery and performance by the Company of all other agreements or matters contemplated hereby or executed in connection herewith, certified by the Secretary or an Assistant Secretary of the Company on the Closing Date.

    4.03. INCUMBENCY CERTIFICATE. The Purchasers shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, which shall certify the names of the officers of the Company authorized to sign this Agreement and the Related Agreements to which it is a party, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers.

    4.04. OFFICER'S CERTIFICATE. The Purchasers shall have received a certificate of the President and Treasurer of the Company, dated the Closing Date, which shall certify that the representations and warranties contained in Section 2 hereof are true and correct as of the Closing Date and that all actions required to be taken by the Company prior to or at the Closing have been taken by the Company as of the Closing Date.

    4.05. CONSENTS, LICENSES, APPROVALS, ETC. The Purchasers shall have received certified true copies of all consents, licenses and approvals required or requested by the Purchasers in writing delivered to the Company in a timely manner (including, without limitation, all approvals required of the insurance commissioners, directors or superintendents, as the case may be, of the insurance departments of the various jurisdictions in which PICO or PACO is domiciled or licensed to write insurance) in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and each Related Agreement, and such consents, licenses and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to the Purchasers.

    4.06. GOOD STANDING CERTIFICATES. The Purchasers shall have received a certificate of the appropriate public official in the jurisdiction of incorporation of the Company and each Subsidiary as to the due incorporation and good standing of the Company and such Subsidiary together with certified copies of all charter documents of the Company and such Subsidiary and shall have received certificates of appropriate public officials of each other jurisdiction in which the Company or such Subsidiary is required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company or such Subsidiary.

    4.07. NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers or directors of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, and each Related Agreement, or seeking damages in connection with such transactions.

    4.08. CERTIFICATE OF DESIGNATION. The Certificate of Designation of the Series A Preferred Stock of the Company, setting forth, without limitation, the designations, preferences, powers, qualifications, special or relative rights and privileges of the Series A Preferred Stock (the "Certificate of Designation"), in the form of EXHIBIT A, shall have been filed with the Secretary of State of California.

    4.09. LEGAL OPINION. The Purchasers shall have received a legal opinion from Gibson, Dunn & Crutcher, counsel to the Company, dated the Closing Date and substantially in the form of EXHIBIT B and as to such other matters as the Purchasers may reasonably request.

    4.10. SHAREHOLDERS AGREEMENT. Each of the Purchasers, the Key Employees and the Company shall have entered into a Shareholders Agreement (as amended from time to time, the "Shareholders Agreement"), substantially in the form of EXHIBIT C.

    4.11. VOTING AGREEMENT. Each of the Purchasers, the Key Employees and the Company shall have entered into a Voting Agreement (as amended from time to time, the "Voting Agreement"), substantially in the form of EXHIBIT D.

    4.12. BANK DOCUMENTS. The Purchasers shall have received certified complete and correct copies of the Bank Loan Documents (including all schedules, exhibits, annexes and amendments thereto) satisfactory in form and substance to the Purchasers. The Company shall have a revolving line of credit available to it in an amount not less than $9,000,000 in accordance with the terms of the Bank Credit Agreement and such line of credit shall have a maturity of not less than 54 months from the Closing Date with all outstandings at maturity to be converted to a term loan amortizing in equal amounts over a period not less than 30 months.

    4.13. EXPENSES. All fees and disbursements required to be paid pursuant to Section 11.04 hereof shall have been paid in full.

    4.14. OTHER PURCHASERS. No Purchaser shall have failed to execute and deliver this Agreement or to accept delivery of or make payment for the Preferred Shares to be purchased by it on the Closing Date.

    4.15. BOARD OF DIRECTORS. The members of the Board of Directors immediately following the Closing shall consist of not more than nine members, who initially shall be Roger G. Teig, James A. Nicholson, Leroy J. Combs, Jeffrey A. Snider, Jerry M. Miller, Ronald W. Waisner, John B. Clinton, Gerard Vecchio and Owen Stevenson Crihfield. The Board of Directors shall establish an Executive Committee, an Executive Compensation and Stock Option Committee and an Audit Committee. The Executive Compensation and Stock Option Committee shall consist of not more than three (3) members, at least one of whom shall be an Investor Director selected by the holders of at least 51% of the outstanding shares of Series A Preferred Stock and at least one of whom shall be an Independent Director. The Audit Committee shall consist of not more than three (3) members, one of whom shall be an Investor Director selected by the holders of at least 51% of the outstanding shares of Series A Preferred Stock and two of whom shall be Independent Directors.

    4.16. ESOP REPURCHASE. The Purchasers shall have received copies of cancelled certificates representing 367,647 shares of Common Stock held by the ESOP, shall have received an opinion from Houlihan, Lokey, Howard & Zukin stating that the current fair market value of such shares does not exceed the purchase price of $17.00 per share and shall have received evidence that such repurchase shall have been consummated substantially in accordance with the ESOP Purchase Agreement, a complete and correct copy of which has been delivered to the Purchasers.

    4.17. SCHNIDER REPURCHASE. The Purchasers shall have received (a) a complete and correct copy of the Schnider Agreement, (b) evidence that all Key Employees shall have guarantied the tender of at least 76,100 shares pursuant to the Schnider Agreement and (c) evidence that $1,293,700.00 of the proceeds of the sale of the Preferred Shares shall have been deposited with First Interstate Bank of California, as escrow agent (in such capacity, the "Escrow Agent"), to be disbursed in accordance with the terms of an Escrow Agreement, dated as of the Closing Date (the "Escrow Agreement"), among the Company, the Escrow Agent and the Purchasers, which shall be reasonably satisfactory in form and substance to the Purchasers.

    4.18. TENDER OFFER. The Purchasers shall have received evidence that (a) the Tender Offer has been initiated, (b) at least 20,000 shares shall been irrevocably tendered pursuant to the Tender Offer, (c) all Key Employees shall have guarantied the tender of at least 118,900 shares pursuant to the Tender Offer and (d) $2,531,300.00 of the proceeds of the sale of the Preferred Shares shall have been deposited with the Escrow Agent to be disbursed in accordance with the terms of an Escrow Agreement.

    4.19. SNIDER STOCK AND OPTIONS. The Purchasers shall have received satisfactory evidence that Jeffrey A. Snider shall have purchased 30,000 shares of Common Stock for $17.00 per share and shall have been issued the Snider Options.

    4.20. COMPLIANCE WITH THIS AGREEMENT AND RELATED AGREEMENTS. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any Related Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

    4.21. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the issuance and sale of the Preferred Shares and all documents and papers relating thereto shall be satisfactory in form and substance to the Purchasers. Each Purchaser shall have received copies of such documents and papers as such Purchaser may reasonably request in connection with this Agreement and the Related Agreements.

5.   AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that on and after the Closing Date and until the consummation of a Qualified Public Offering it will:

     5.01. INSPECTION RIGHTS. Permit during normal business hours, upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, Key Employees, attorneys or independent accountants.

    5.02. BUDGETS APPROVAL. Prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of the majority of the members of the Board of Directors, a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections, quarterly balance sheet projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year.

    5.03. FINANCINGS. Promptly, fully and in detail, inform all of the members of the Board of Directors of any discussions, offers or contracts relating to possible financings of any material nature for the Company or any Subsidiary, whether initiated by the Company, any Subsidiary or any other Person.

    5.04. MEETINGS OF DIRECTORS AND COMMITTEES. Hold meetings of the Board of Directors not less than on a quarterly basis; and hold meetings of the Executive Committee of the Board of Directors on not less than a monthly basis. If neither director designated by the Conning Funds is able to attend a meeting of the Board of Directors, the Conning Funds shall be entitled to designate a representative to observe such meeting and such representative shall be given access to the same information as each director in attendance at such meeting. RFE Investment Partners IV, L.P. shall also be entitled to designate a representative to observe each meeting of the Board of Directors and such representative shall be given access to the same information as each director in attendance at such meeting. Notwithstanding the foregoing, neither the Conning Funds nor RFE Investment Partners IV, L.P. shall be permitted to redesignate its observer unless such redesignation is permanent or shall have been approved by the prior written consent of the Board of Directors.

    5.05. BY-LAWS; MEETINGS AND INDEMNIFICATION. Use its best efforts to at all times maintain its By-Laws to provide that (a) any two directors shall have the right to call a meeting of the Board of Directors in accordance with
Section 3.11 of the By-Laws (as constituted on the Closing Date), (b) any holder or holders of at least 10% of the outstanding shares of the capital stock of the Company shall have the right to call a meeting of the stockholders in accordance with Section 2.03 of the By-Laws (as constituted on the Closing Date) and (c) at least 48 hours prior notice shall be given to each director of the Board of Directors in accordance with Section 3.11 of the By-Laws (as constituted on the Closing Date). The Company shall at all times maintain provisions in its By-laws or Articles of Incorporation indemnifying all officers and directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

    5.06. CORPORATE EXISTENCE. Maintain, and cause each of its Subsidiaries, to maintain their respective corporate existence, intellectual property rights, other rights and franchises in full force and effect to the extent appropriate in accordance with good business practice except that the Company may merge with and into a newly formed Delaware corporation for purposes of reincorporating in Delaware so long as (a) the capitalization of such newly formed Delaware corporation subsequent to the merger shall be identical to the capitalization of the Company prior to the merger and (b) the terms of the Series A Preferred Stock of such newly formed corporation subsequent to the merger shall be identical to the terms of the Series A Preferred Stock prior to the merger.

    5.07. PROPERTIES. BUSINESS, INSURANCE. Maintain, and cause each of its Subsidiaries, to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies of a similar size and financial condition similarly situated within the same industry.

    5.08. EXPENSES OF DIRECTORS. Promptly reimburse in full each director of the Company who is not an officer or employee of the Company (or if neither director designated by the Conning Funds is able to attend a meeting of the Board of Directors, then the designated observer of the Conning Funds) and the designated observer of RFE Investment Partners IV, L.P. for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof within a reasonable time following presentment of customary documentation evidencing such expenditures.

    5.09. COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a material adverse effect on its business, assets, operations or condition, financial or otherwise.

    5.10. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

    5.11. SIZE OF BOARD AND COMMITTEES. Fix and maintain the number of directors on the Board of Directors at no more than nine members, which members shall in any event include two members designated by the Conning Funds and one member designated by the other Purchasers; and fix and maintain the number of members of the Executive Compensation and Stock Option Committee and the Audit

Committee of the Board of Directors at no more than three. The Executive Compensation and Stock Option Committee shall consist of not more than three
(3) members, at least one of whom shall be an Investor Director selected by the holders of at least 51% of the outstanding shares of Series A Preferred Stock and at least one of whom shall be an Independent Director. The Audit Committee shall consist of not more than three (3) members, one of whom shall be an Investor Director selected by the holders of at least 51% of the outstanding shares of Series A Preferred Stock and two of whom shall be Independent Directors. The Executive Compensation and Stock Option Committee shall have, among its responsibilities, the review and approval of nonqualified stock option grants and the establishment of executive compensation and bonuses. The Audit Committee shall have, among its responsibilities, the recommendation of the engagement, appointment and removal of the independent public accountants or auditors of the Company to the Board of Directors.

    5.12. CONSUMMATION OF SCHNIDER REPURCHASE. Consummate the repurchase of 76,100 shares from The Schnider Family Trust under the Schnider Agreement no later than 60 days subsequent to the Closing Date.

    5.13. CONSUMMATION OF TENDER OFFER. Consummate the Tender Offer no later than 60 days subsequent to the Closing Date.

    5.14.  REPORTING REQUIREMENTS. Furnish the following to each Purchaser:

           (a) QUARTERLY REPORTS: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company, consolidated and consolidating balance sheets of the Company and the Subsidiaries as of the end of such period and consolidated and consolidating statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with GAAP consistently applied;

           (b) ANNUAL REPORTS: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report (including all notes thereto) for such year for the Company and the Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and the Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and statements of cash flows and changes in stockholders' equity of the

Company and the Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by the Audit Committee;

           (c) STATUTORY FINANCIAL STATEMENTS: as soon as available and in any event within 30 days of their filing with state insurance regulatory authorities, all annual and quarterly statutory financial statements of the Subsidiaries which are insurance companies, prepared in accordance with SAP consistently applied;

           (d) ACTUARIAL REPORTS: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a report of a qualified independent actuary with respect to the loss reserves of such Subsidiary for which such a report is appropriate;

           (e) REPORTS AND OTHER INFORMATION: within 10 days after receipt, publication, commencement or occurrence, copies of all consulting reports, management reports and notices of all material actions made available to any director of the Company or any Subsidiary, filings made with the Commission, such information as the Company or any Subsidiary shall make available to any of its stockholders, and such other information as any Purchaser shall reasonably request; and

           (f) OFFICER'S CERTIFICATE: as soon as possible and in any event within 30 days after the end of a fiscal quarter, a certificate executed by a duly authorized officer of the Company representing as to the compliance of the Company with the provisions of Section 5 and Section 6.

    5.15. REPORTS TO INVESTOR DIRECTORS. Furnish the following to each Investor Director and the designated observer of RFE Investment Partners IV,
L.P.:

           (a) ACCOUNTANT'S LETTERS: within 10 days after receipt, copies of all accountant's letters, reviews and reports to management;

           (b) BUDGETS AND OPERATING PLAN: as soon as available and in any event prior to the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year;

           (c) NOTICE OF ADVERSE CHANGES: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any default under the Bank Credit Agreement or any other material agreement; or any material litigation, proceedings, suits or investigations affecting the Company or any Subsidiary; or any material adverse change in the business, assets, operations or condition of the Company or any Subsidiary;

           (d) SEC FILINGS: within 10 days of occurrence, copies of all filings made with the Commissioner; and

           (e) MANAGEMENT DISCUSSION AND ANALYSIS: at the same time as the delivery of the quarterly and annual reports to the Purchasers, a descriptive analysis by management of the Company of the financial results of most recently ended fiscal period including comparisons to the corresponding results for the corresponding period of the preceding fiscal year, and including descriptive comparisons to the budget or business plan and an analysis of the variances from the budget or plan; provided that such descriptive analysis shall be acceptable to the extent that it conforms with similar analyses provided to the Purchasers prior to the Closing Date.

    5.16. MAINTENANCE OF KEY MAN INSURANCE. Maintain term life insurance on the life of Roger G. Teig, Jeffrey A. Snider, James A. Nicholson and Leroy J. Combs in an amount not less than $1,250,000 for so long as he remains a director, officer or employee of the Company, the proceeds of which are payable to the Company. The Company will provide the Conning Funds, and will request that the issuer of such policy provide such party, with at least thirty (30) days' prior written notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

    5.17. REPAYMENT OF WELLS FARGO BANK. Repay in full all Indebtedness of the Company owing to Wells Fargo Bank within 10 days of the Closing Date.

6.  NEGATIVE COVENANTS OF THE COMPANY

    The Company covenants and agrees that on and after the Closing Date and until the consummation of a Qualified Public Offering it will not without the prior written approval of holders of at least 66 2/3% of the Shares:

    6.01. DEALINGS WITH AFFILIATES. Enter into any material transaction (other than the repurchase of shares of Common Stock in compliance with the Company's obligations under the ESOP), including, without limitation, any real property leases, any loans or extensions of credit, release of guarantee or consulting agreement with any Affiliate.

    6.02. COMPENSATION TO OFFICERS. Enter into, amend, modify or waive in any material respect any employment, benefit or compensation arrangement with any Key Employee, or pay to any Key Employee, senior manager or officer compensation (including salary and bonus) in excess of that provided in any Employment Agreement as in effect in the Closing Date except as approved by the Executive Compensation and Stock Option Committee of the Board of Directors.

    6.03. MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to a wholly-owned Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or a wholly-owned Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary into or with itself, provided that the Company is the surviving entity, or into or with a wholly-owned Subsidiary, or the Company may sell all or a portion of any Subsidiary to the Company or a wholly-owned Subsidiary.

    6.04. CONDUCT OF BUSINESS. Engage, or permit any Subsidiary to engage, in any business other than the business engaged in by the Company or any Subsidiary on the date hereof and any businesses or activities similar or related thereto, except as otherwise approved in each instance by at least 70% of the members of the Board of Directors, such approval to include the affirmative vote of at least two Investor Directors (one of whom shall have been designated by the Conning Funds and the other of whom shall have been designated by the Purchasers other than the Conning Funds).

    6.05. RESTRICTIONS ON INDEBTEDNESS. Create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Indebtedness if, after giving effect to such creation, incurrence or assumption, the Leverage Ratio would exceed .50 to 1.00.

    6.06. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any Person other than the Company, any Subsidiary or the ESOP, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

    6.07. INVESTMENTS IN OTHER CORPORATIONS OR ENTITIES. Make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any other corporation or entity which will not be operated as a wholly-owned Subsidiary, except:

           (a) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America or any state or public subdivision thereof;

           (b) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a fiscally sound and reputable bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000;

           (c) investments by the Company or a Subsidiary in the highest-rated commercial paper;

           (d) investments by the Company or a Subsidiary in "Money Market" fund shares, or in money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (a), (b) or (c) of this Section 6.07;

           (e) loans or advances from a Subsidiary to the Company or from the Company to a wholly-owned Subsidiary; or

           (f) investments by the Company or any Subsidiary in such financial instruments and with such financial advisors, as may be approved from time to time by the Board of Directors or the PICO or PACO investment committees.

    6.08. AMENDMENTS. Amend or waive any provision of the Articles of Incorporation or By-laws of the Company in any way that would adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the holders of the Series A Preferred Stock.

    6.09. OTHER AGREEMENTS. Enter into any agreement in which the terms of such agreement would materially restrict or materially impair the right to perform of the Company or any Subsidiary under this Agreement, any Related Agreement or the Articles of Incorporation of the Company.

    6.10. REINSURANCE AGREEMENTS. Enter into, or permit any Subsidiary to enter into, any reinsurance agreement with any insurance carrier having an A.M. Best rating less than "A".

    6.11. AMENDMENTS. Amend, supplement or otherwise change (or agree to any amendment, supplement or other change of) the terms of the Tender Offer or the Schnider Agreement.

7.  REGISTRATION RIGHTS

    The Purchasers shall have the right to register their Registrable Securities in accordance with the following provisions:

    7.01.  DEMAND REGISTRATIONS.

           (a) Except as otherwise provided below, at any time and from time to time commencing after the Closing Date, upon the written request of the holders of at least 51% of the Registrable Securities (the "Initiating Holders"), that the Company effect the registration under the Securities Act (such a written request being hereinafter referred to as a "Demand Registration") of any of the Registrable Securities, the Company will promptly give written notice to all other holders of Registrable Securities that a Demand Registration has been received. For a period of 15 days following delivery of such notice, the other holders of Registrable Securities may request that the Company also register their Registrable Securities and after the expiration of such 15 day period, the Company shall notify all holders of Registrable Securities of the number of Registrable Securities to be registered. Thereupon, the Company will use its best efforts to cause the prompt registration under the Securities Act, subject to the provisions of this Section 7, of all Registrable Securities which the holders thereof have requested the Company to register,-and in connection therewith, prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a Registration Statement under the Securities Act to effect such registration; provided, however, that the Company shall not be required to effect a Demand Registration unless the market value of the Registrable Securities to be sold in any such Demand Registration shall be estimated to be at least $7,500,000 at the time of the filing of such Registration Statement.

    With respect to any Registration Statement filed, or to be filed, pursuant to this Section 7.01(a), if the Company shall furnish to the holders of Registrable Securities a certified resolution of the Board of Directors stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing, merger, sale of assets, recapitalization or other similar corporate activity, or the unavailability for reasons beyond the Company's control of any required audited financial statements, or any other event or condition of similar significance to the Company) be materially disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a Registration Statement to be maintained Effective, or to be filed and become Effective, and setting forth the general reasons for such judgment, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to all holders of Registrable Securities). Upon receipt of any such notice of a Disadvantageous Condition, such holders of Registrable Securities will forthwith discontinue use of the disclosure document contained in such Registration Statement and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the disclosure document then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the disclosure document covering such Registrable Securities. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement, and such Registration Statement shall be maintained Effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was Effective, shall be such time as may be otherwise required by Section 7.01(c).

    The holders of 51% of the Registrable Securities requested to be registered may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke such request, without liability to any of the other holders of Registrable Securities, by providing a written notice to the Company revoking such request.

           (b) NUMBER OF REGISTRATIONS; EXPENSES. The Company shall not be obligated to effect more than two registrations of Registrable Securities pursuant to requests from the holders of Registrable Securities under this
Section 7.01 during the term of this Agreement. The Company shall pay all Registration Expenses in connection with the two registrations which the holders of Registrable Securities are entitled to request pursuant to this
Section 7.01. However, each holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to this Section 7.01. Notwithstanding any other provisions contained in this
Section 7.01, the Company shall not be required to register any Registrable Securities pursuant to an Effective Registration Statement in connection with a request for such registration made in accordance with this Section 7.01 if the previous Registration Statement with respect to any request made pursuant to this Section 7.01 or any other Registration Statement relating to equity securities filed by the Company (other than a registration (i) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (ii) in connection with an acquisition by the Company of another company) became Effective less than 180 days prior to such request.

           (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 7.01 shall be deemed to have been effected if (i) the Company shall have caused the preparation of a substantially complete draft of the Registration Statement, presented it to the holders of Registrable Securities and, whether or not the Registration Statement is filed with the Commission, such holders decide not to proceed with the registration unless such holders reimburse the Company for its out-of-pocket costs relating to the preparation of the Registration Statement or (ii) the Registration Statement relating thereto has become Effective under the Securities Act and any of the Registrable Securities of the holders thereof included in such registration have actually been sold thereunder; PROVIDED, HOWEVER, that if any Effective Registration Statement requested pursuant to this Section 7.01 is discontinued in connection with a Disadvantageous Condition, such Registration Statement shall not be included as one of the registrations which may be requested pursuant to this Section 7.01; PROVIDED FURTHER, that if after any Registration Statement requested pursuant to this
Section 7.01 becomes Effective (x) such Registration Statement is subject t-o-any stop order, -injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company or (y) less than 50% of all of the Registrable Securities included in such registration have been sold thereunder as a direct result of actions taken by the Company, such Registration Statement shall not be included as one of the registrations which such holders of Registrable Securities are entitled to request pursuant to Section 7.01(b).

           (d) SELECTION OF UNDERWRITERS. If any requested registration pursuant to this Section 7.01 is in the form of an underwritten offering, the Company shall have the right to select the investment banker and manager or co-managers that will administer the offering, subject to the reasonable approval of the holders holding 51% of the Registrable Securities in respect of which registration has been requested.

           (e) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 7.01 involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its view, the number of equity securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) FIRST, Registrable Securities proposed to be registered by holders thereof, pro rata based on the number of securities proposed to be registered by each such holder and (ii) SECOND, securities that the Company proposes to issue and sell for its own account and (iii) THIRD, all other securities proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person.

    7.02.  INCIDENTAL REGISTRATION.

           (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration (i) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (ii) in connection with an acquisition by the Company of another company, or (iii) pursuant to Section 7.01) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 7.02(b), give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such holders' rights under this
Section 7.02, at least 30 days prior to the anticipated filing date of the Registration Statement relating to such registration. Such notice shall offer all such holders the opportunity to include in such Registration Statement such number of Registrable Securities as each such holder may request. Upon the written request of any. such holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof; PROVIDED, that (x) if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.02(a) and prior to the Effective Date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of the holders of Registrable Securities under Section 7.01). If a registration pursuant to this Section 7.02(a) involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the date of the final "preliminary prospectus" circulated in connection with the offering of the Registration Statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration. No registration effected under this Section 7.02 shall relieve the Company of its obligations to effect registrations upon request under Section 7.01.
The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section
7.02. However, each holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 7.02.

           (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 7.02 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its good faith view, the number of equity securities (including all Registrable
Securities) which the Company, the holders of Registrable Securities and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such registration (i) FIRST, securities that the Company proposes to issue and sell far its own account, (ii) SECOND, Registrable Securities. proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person and (iii) THIRD, all other securities proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person.

    7.03.  HOLDBACK AGREEMENTS.

           (a) If any registration of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 90 day period which begins on the Effective Date of such Registration Statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least two Business Days prior to the anticipated beginning of the seven day period referred to above.

           (b) If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Affiliate or the acquisition by the Company or an Affiliate of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 90 day period which begins on, the Effective Date of such Registration Statement (except as part of such registration) and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

    7.04. REGISTRATION PROCEDURES. In connection with any offering of Registrable Securities registered pursuant to this Section 7, the Company shall:

           (a) Prepare and file with the Commission within 90 days after receipt of a request for registration, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain Effective as provided herein, PROVIDED that before filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (x) furnish to one counsel selected by the holders of 51% of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed for said counsel's review and comment and (y) notify each holder of Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

           (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep

Effective such Registration Statement for a period of not less than 90 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the applicable prospectus delivery period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

           (c) Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as any holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

           (d) Use its best efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; PROVIDED that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.04(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

           (e) Use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

           (f) Immediately notify each holder of such Registrable Securities at any time when a disclosure document relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to such holder a supplement or amendment to such disclosure document so that, as thereafter delivered to the purchasers of such Registrable Securities, such disclosure document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (g) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange (including NASDAQ) and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.

           (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of 51% of the Registrable Securities being covered by such Registration Statement or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

           (i) Make available for inspection by any holder of Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its Affiliates' officers, directors and employees to supply all information and respond during normal business hours to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

           (j) Use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of 51% in interest of the Registrable Securities being sold reasonably request.

           (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first quarter after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

    It shall be a condition precedent to the obligation of the Company to take any action with respect to securities of a holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

    Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.04(f), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 7.04(f) hereof, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such holder's possession, of the disclosure document covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7.04(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.04(f) hereof to and including the date when each holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended disclosure document contemplated by Section 7.04 hereof.

    7.05.  INDEMNIFICATION.

           (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such Registration Statement, their respective directors and officers, general partners, limited partners and managing directors, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any such holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which such holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. The Company shall reimburse each such holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding, PROVIDED, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder in its capacity as a holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and, PROVIDED FURTHER, that the Company shall not be liable to any holder of Registrable Securities, any person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section with respect to any preliminary disclosure document or the final disclosure document or the final disclosure document as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final disclosure document or of the final disclosure document as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final disclosure document, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such holder.

           (b) INDEMNIFICATION BY THE HOLDERS OF REGISTRABLE SECURITIES AND UNDERWRITERS. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such holder or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the holders of Registrable Securities, underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by such holder, PROVIDED, HOWEVER, that no such holder shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or disclosure document by such holder.

           (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 7.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnified party, promptly give written notice to the indemnifying party of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section, except. to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's counsel's reasonable professional judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's counsel's reasonable professional judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim. Notwithstandinganything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

           (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subsections of this Section 7.05 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any registration or other qualification of securities which is provided for in this Agreement or is otherwise provided for by the Company under any federal or state law or regulation or governmental authority other than the Securities Act.

           (e) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the holders of Registrable Securities and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the holders of Registrable Securities and the underwriters, in such proportions that underwriters are responsible for that portion represented by the percentage that: the underwriting discount appeariag disclosure document bears to the initial public offering price appearing therein and the Company and the holders of Registrable Securities are responsible for the balance, PROVIDED, HOWEVER, that person guilty of fraudulent misrepresentation (within meaning of Section 11(f) of the Securities Act) shall be entitled contribution from any person who was not guilty of such fraudulent misrepresentation As between the Company holders of Registrable Securities, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (x) the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities included in the offering on the other hand, fram the offering of the Registrable Securities and any other securities included in such offering, and (y) the relative fault,of the Company, on the one hand, and the holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations The relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of total purchase price paid to the Company in respect Registrable Securities plus the total net proceeds from offering of any securities included in such offering (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds purchase price paid to the Company in respect Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and oppartunity to correct or prevent such statement or omission Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take inta account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the holders of Registrable Securities agree that any contribution required to be made by such bolder pursuant to this Section 7.05(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by such holder with respect to such offering For purposes of this Section, each Person, if any, who controls a holder of Registrable Securities or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Such holder or Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company

    7.06. RULE 144. At all times after a public offering of any of the Company's equity securities, the Company agrees that it well in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time the Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Shares by any holder of Registrable Securities pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class, of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

8.  RIGHT OF FIRST REFUSAL

    8.01. RIGHT OF FIRST REFUSAL. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange (a) any shares of Common Stock, (b) any other equity security of the Company, including without limitation, shares preferred stock, (c) any convertible debt security of the Company including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (d) any security of the Company that is a, combination of debt and equity, or (e) any option, warrant or other right subscribe for, purchase or otherwise acquire any such equity security or any such convertible debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to those Purchasers then holding capital stock of the Company (the "Offerees") as follows the Company shall offer to sell to each Offeree an amount of the Offered Securities (the "Basic Amount") sufficient to allow each Offeree to maintain a proportional interest in the Company equal to the number shares of Common Stock (including for the purposes of such calculation the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock or conversion, exercise of other securities or options of the Company then held by such Offeree over the total number of shares of Common Stock issued and outstanding and the number of shares of Common Stock issuable upon conversion of the Preferred Stock or conversion or exercise of other securities or options of the Company, determined immediately prior to the issue, sale or exchange of the Offered Securities, at a price and on such other terms as applicable to such issuance, sale or exchange of Offered Securities. Such terms and price, and the Offerees' respective Basic Amounts, shall be specified by the Company in writing delivered to the Offerees "Offer"), which Offer by its terms shall remain open irrevocable for a period of thirty (30) days from receipt of the Offer.

    8.02. NOTICE OF ACCEPTANCE. Notice of each Offeree's intention to accept, in whole or in part, any Offer made pursuant to Section 8.01 shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the and of the 30-day period of such offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase (the "Notice Acceptance")

    8.03.  CONDITIONS TO ACCEPTANCES AND PURCHASE.

           (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the 30-day period set forth in Section 8.01 to sell all or any part of such Offered Securities a Notice of Acceptance has not been given by Offerees (the "Refused Securities") to the Person or Persons, but only far cash and otherwise in all respects upon terms conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than .those' set forth in the Offer.

           (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all the Offered Securities (any such sa1e to be in the manner and on the terms specified in Section 8.03(a) above), then each Offeree shall be obligated to reduce the number of shares or other units of Offered Securities specified in its respective Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which such Offeree elected to purchase pursuant Section
8.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and
(ii) the denominator of which shall be the amount of all Offered Securities In the event that any Offeree reduces the number or amount of Offered Securities specified in its respective Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of Offered Securities until such securities have again been offered to the Offerees in accordance with Section 8.01.

           (c) CLOSING. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all tbe Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to
Section 8.03(b) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel; provided that if the purchasers of Refused Securities agree to close on terms offered to Offerees, the refusal the Offerees to close shall not prevent the sale of Refused Securities or any portion of the Offered Securities to such purchasers.

    8.04.  FURTHER SALE.  Subject to the proviso contained at the end of
Section 8.03(c), in each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 8.03 may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 8.01, 8.02 and 8.03.

    8.05. TERMINATION AND WAIVER OF RIGHT OF FIRST OFFER. The rights of the Offerees under this Section 8 shall terminate immediately prior to the effectiveness of the registration statement with respect to a Qualified Public Offering, but expressly conditioned on the consummation of a Qualified Public Offering.

    8.06. EXCEPTION. The rights of the Offerees under this Section 8 shall not apply to the following (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; (b) Series A Preferred Stock issued as a dividend to holders of Series A Preferred Stock upon any subdivision or combination of shares of Series A Preferred Stock, (c) the Conversiom Shares, (d) 82,353 shares of Common Stock issuable upon the exercise of warrants issued to the Placement Agents, (e) shares of Common Stock, options exercisable therefor, issued after the date hereof to directors, officers or employees of or consultants to the Company or any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by the Executive Compensation and Stock Option Committee so long as the aggregate number of such shares (including those shares issuable upon the exercise of options issued other than the Snider Options) does not exceed 10% of the number of Fully Diluted Outstanding Common Stock at the time of proposed issuance, (f) 30,000 shares of Common Stock issued upon the exercise of the Snider Options, (g) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity, (h) securities issued in a transaction in which the entire proceeds (net of expenses) of issuance are used to pay, satisfy and discharge obligations of the Company to the Purchasers and (i) securities issued in a transaction in which the entire proceeds (net of expenses) of issuance are used to pay, satisfy and discharge Indebtedness owed by the Company to any Person other than a Subsidiary.

9.  DEFINITIONS AND ACCOUNTING TERMS

    9.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

    "Affiliate" shall mean any officer or director of the Company or any Subsidiary or holder of five percent (5%) or more of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or 5% stockholders or members of their immediate families.

    "Agreement" shall mean this Series A Preferred Stock Purchase Agreement, including all amendments, modifications or supplements thereto.

    "A.M. Best" shall have the meaning assigned to that term in Section 2.31.

    "Applicable Conversion Value" shall have the meaning assigned to such term in the Certificate of Designation.

    "Articles of Incorporation" shall mean the Articles of Incorporation of the Company, including all amendments, modifications or supplements thereto.

    "Bank Credit Agreement" shall mean the Credit Agreement, dated as of the Closing Date, between the Company and First Interstate Bank of California.

    "Bank Loan Documents" shall mean each of the Loan Documents
(as such term is defined in the Bank Credit Agreement).

    "Basic Amount" shall have the meaning assigned to that term in Section
8.01.

    "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

    "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State California are authorized by law or executive order to close.

    "By-Laws" shall have the meaning assigned to such term in Section 4.09.

    "Certificate of Designation" shall have the meaning assigned to such term in Section 4.08.

    "Closing" shall have the meaning assigned to such term in Section 1.03.

    "Closing Date" shall have the meaning assigned to such term in Section
1.03.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering Securities Act or Exchange Act.

    "Common Stock" shall mean (a) the Company's Common Stock, no par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Articles Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

    "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

    "Conning Funds" shall mean Conning Insurance Capital Limited Partnership II, a Delaware limited partnership, Conning Insurance Capital International Partners II, a Cayman Islands limited partnership, Conning Insurance Capital Limited Partnership III, a Delaware limited partnership, and Conning Insurance Capital International Partners III, L.P., a Cayman Islands limited partnership.

    "Consolidated Capitalization" means, at any date determination thereof, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth.

    "Consolidated Indebtedness" means, at any date of determination thereof, all Indebtedness of the Company and the Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Worth" means, at any date of determination thereof, all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Company and the Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

    "Conversion Shares" shall have the meaning assigned to such term in
Section 1.02.

    "Demand Registration" shall have the meaning assigned to such term in
Section 7.01(a).

    "Disadvantageous Condition" Shall have the meaning assigned to such term in Section 7.01(a).

    "Effective" shall mean that all requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has officially approved the public distribution or circulation of the Registration Statement in connection with a public offering of Registrable Securities.

    "Effective Date" shall mean the date on which a Registration Statement is declared to be Effective.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Agent" shall have the meaning assigned to that term in
Section 4.17.

    "Escrow Agreement" shall have the meaning assigned to that term in
Section 4.17.

    "ESOP" shall mean the PAULA Financial and Subsidiaries Employee Stock Ownership Plan (including, without limitation, the PAULA Financial and Subsidiaries Employee Stock Ownership Trust), including all amendments, supplements or modifications thereto.

    "ESOP Purchase Agreement" shall mean the Agreement for Repurchase of ESOP Stock, dated as of July 11, 1994, between the Company and the ESOP which evidences the obligation of the Company to repurchase 367,647 shares of Common Stock from the ESOP.

    "Exchange Act" shall mean the Securities Exchange Act 1934, as amended, and the rules and regulations promulgated pursuant thereto.

    "Fully Diluted Outstanding Common Stock" shall mean at the time of the proposed issuance the number of issued shares actually outstanding (excluding any shares of the Company held by the Company as "treasury stock") at such time together with the number of shares of Common Stock which could be acquired at such time pursuant to all rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or otherwise acquire shares of Common Stock as if such rights, options, warrants or convertible or exchangeable securities have been fully exercised or converted and the full amount of all Common Stock obtained in connection therewith has been obtained.

    "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 2.06 (except for changes concurred in by the independent public accountants to the Company and the Subsidiaries).

    "Indebtedness" shall mean (a) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

    "indemnified party" shall have the meaning given such term in
Section 10.02.

    "Independent Directors" mean those directors of the Company who are neither Management Directors nor Investor Directors.

    "Initiating Holders" shall have the meaning given such term in Section 7.01(a).

    "Initial Public Offering" shall mean the first offering for sale of Common Stock for the account of the Company or for the account of any holder of securities that has registration rights pursuant to an Effective Registration Statement.

    "Inspectors" shall have the meaning given such term in Section 7.05(i).

    "Investor Directors" mean those directors of the Company who are representatives of the Purchasers.

    "Key Employee" shall mean and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any executive officer of the Company or any Subsidiary with policy-making functions including, without limitation, the head of each Subsidiary, or any other individual so designated by the Board of Directors, and in any event shall be deemed to include Roger G. Teig, Jeffrey A. Snider, James A. Nicholson, Leroy J. Combs and Victor Gloria III.

    "Knowledge" shall mean, after reasonable inquiry, no information has come to the attention of any Key Employee, giving any such Key Employee actual knowledge of facts contrary to the existence or absence of such facts indicated.

    "Leverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Indebtedness to (b) Consolidated Capitalization.

    "Management Directors" mean those directors of the Company who are Key Employees.

    "Material Adverse Effect" means any material adverse effect on (a) the business, profits, properties or condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Agreement or any Related Agreement and (c) the binding nature, validity or enforceability of this Agreement or any Related Agreement, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of the Company or any Subsidiary or the occurrence of any event or the existence of any fact or condition in respect of the Company or any Subsidiary or any of their respective properties.

    "Multiemployer Plan" shall have the meaning given such term in Section
2.13.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

    "Notice of Acceptance" shall have the meaning assigned to such term in
Section 8.02.

    "Offer" shall have the meaning assigned to such term in Section 8.01.

    "Offeree" shall have the meaning assigned to such term in Section 8.01.

    "Offered Securities" shall have the meaning assigned to that term in
Section 8.01.

    "PACO" shall mean Paula Assurance Company, a California corporation.

    "Permitted Liens" shall mean (a) liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for their payment in conformity with GAAP, (b) liens, deposits or pledges made to secure statutory obligations surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of its business and (c) purchase money security interests for equipment hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to equipment hereafter acquired, provided, however, that no such security interest or agreements shall extend to any property other than the after-acquired equipment then being purchased.

    "Person" shall mean an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

    "PICO" shall mean Paula Insurance Company, a California corporation.

    "Placement Agent" shall mean Prudential Securities Incorporated and Conning a Company in their capacities as placement agent to the Company in connection with the sale of the Preferred Shares.

    "Plans" shall have the meaning assigned to such term in Section
2.13.

    "Preferred Shares" shall have the meaning assigned to such term in
Section 1.01.

    "Pro Forma Balance Sheets" shall have the meaning assigned to such term in Section 2.06(c).

    "Purchaser" shall have the meaning assigned to such term in Section
1.01.

    "Qualified Public Offering" shall mean a public offering pursuant to an Effective Registration Statement under the Securities Act covering the offer and sale of the shares of the Common Stock in which the aggregate price paid by the public for such shares shall equal or exceed $20,000,000 and in which the price per share of Common Stock to the public equals or exceeds (a) for the period until December 31, 1995, 125% of the then Applicable Conversion Value applicable to the Series A Preferred Stock, (b) for the period from January 1, 1996 through December 31, 1996, 135% of the then Applicable Conversion Value applicable to the Series A Preferred Stock or (c) for the period on or after January 1, 1997, 150% of the then Applicable Conversion Value applicable to the Series A Preferred Stock.

    "Records" shall have the meaning assigned to that term in Section 7.04(i).

    "Redemption Notes" shall have the meaning assigned to that term in the Certificate of Designation.

    "Refused Securities" shall have the meaning assigned to that term in
Section 8.03.

    "Registrable Securities" shall mean (a) the Conversion Shares and (b) the shares of capital stock of the Company acquired by the Purchasers pursuant to
Section 8 or any shares of capital stock of the Company acquired after the date hereof by any such Purchaser, including shares of Common Stock issuable on the conversion of other securities or the exercise of options acquired by the Purchasers pursuant to Section 8 or otherwise; PROVIDED, HOWEVER, that such securities shall cease to be Registrable Securities if and when (x) a Registration Statement with respect to the disposition of such securities shall have become Effective under the Securities Act and such securities shall have been disposed of pursuant to such Effective Registration Statement, (y) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company, and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, or (z) such securities shall have ceased to be outstanding.

    "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Section 7 of this Agreement, including, without limitation, all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in a public offering on each securities exchange or national market system on which such securities are to be so listed and, following such initial public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of 51% of the Registrable Securities being registered so long as such fees do not exceed $25,000, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

    "Registration Statement" shall mean any disclosure document that the Company is required to file under the Securities Act in connection with a public offering of Registrable Securities.

    "Related Agreements" shall mean the Voting Agreement, the Shareholders Agreement and the Escrow Agreement, including all amendments, modifications or supplements thereto.

    "SAP" shall mean the statutory accounting procedures required by the insurance statutes and regulations of the state in which any Subsidiary is subject to regulation.

    "Schnider Agreement" shall mean the Stock Purchase Agreement dated as of July 26, 1994 among the Company, Norman J. Schnider and Elizabeth J. Schnider, as trustees of The Schnider Family Trust, Norman J. Schnider and Elizabeth J. Schnider, as individuals, which evidences the obligation of the Company to repurchase 76,100 shares of Common Stock from The Schnider
Family Trust.

    "Securities Act" shall mean the Securities Act of 1933, as amended from time to time or any successor federal act and all rules or regulations thereunder.

    "Series A Preferred Stock" shall have the meaning assigned to such term in Section 1.01.

    "Shareholders Agreement" shall have the meaning assigned to such term in Section 4.11.

    "Shares" shall have the meaning assigned to such term in Section
1.02.

    "Snider Options" shall have the meaning assigned to such term in
Section 2.03.

    "Stock Option Plan" shall mean the 1994 Stock Incentive Plan of the Company, including all amendments, supplements or modifications thereto.

    "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

    "Tender Offer" shall mean the irrevocable offer by the Company to repurchase 178,900 shares of Common Stock from its shareholders under that certain offer letter dated July 27, 1994 and the related transmittal letter.

    "Voting Agreement" shall have the meaning assigned to such term in
Section 4.12.

     9.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement, unless otherwise specified, shall be prepared in accordance with GAAP.

10.  INDEMNIFICATION

    10.01. GENERAL INDEMNITY. The Company agrees to indemnify and save harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or in any of the Related Agreements. Each Purchaser severally but not jointly agrees to indemnify and save harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by any of the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

    10.02. INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Section 10 (an "indemnified party") will give written notice to the indemnifying party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 10 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. Anything in this Section 10 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim. The indemnification required by this
Section 10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

11. MISCELLANEOUS

    11.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    11.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement or any Related Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the holders of at least 66 2/3% of the Shares, and (b) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 11.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    11.03. ADDRESSES FOR NOTICES. Any notice, demand, request, waiver or other communication under this Agreement or any Related Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, on the date of transmission if sent by telecopier or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         To the Company:     Paula Financial
                             300 North Lake Avenue
                             Suite 300
                             Pasadena, California 91101
                             Attention: President
                             Telecopier No.: (818) 304-1056

         With a copy to:     Gibson, Dunn & Crutcher
                             333 South Grand Avenue
                             Los Angeles, California 90067
                             Attention: Jonathan K. Layne, Esq.
                             Telecopier No.: (213) 229-7520

       To any Purchaser:     At its address specified on Schedule
                             1.01 hereto

         With a copy to:     LeBoeuf, Lamb, Greene & MacRae
                             Cityplace II
                             185 Asylum Street
                             Hartford, Connecticut  06103
                             Attention:  Edward A. Reilly, Jr., Esq.
                             Telecopier No.: (213) 293-3555

    11.04. COSTS, EXPENSES AND TAXES. As a condition precedent to the closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement and the Related Agreements and the issuance of the Preferred Shares at the Closing, the reasonable fees and other out-of-pocket expenses of Messrs. LeBoeuf, Lamb, Greene & MacRae and the out-of-pocket expenses of the Purchasers up to but not exceeding $70,000 in the aggregate. In addition, the prevailing party shall be entitled to the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by such party in connection with the successful enforcement of this Agreement or any Related
Agreement. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    11.05. BINDING EFFECT: ASSIGNMENT. This Agreement and each Related Agreement to which it is a party shall be binding upon and inure to the benefit of each of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least 66 2/3% of the Shares and the Purchasers shall not have the right to assign their rights hereunder or any interest herein (including, without limitation, by the sale of their Shares) without the prior written consent of the Company; provided that the Purchasers may assign their rights, without such prior written consent, to any other Purchaser, or any entity controlling, controlled by or under common control with such Purchaser, or to any general or limited partner or stockholder of a Purchaser. For the purposes of this Section 11.05, "control" shall mean any Purchaser beneficially owns more than 50% of the voting securities of such entity or more than 50% of the voting securities of such Purchaser is directly or indirectly beneficially owned or held by such entity or such Purchaser is a partnership in which such entity is a general partner.

    11.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, each Related Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof until February 3, 1996; provided that the representations and warranties shall survive such date to the extent written notice of any breach thereof is given on or prior to such date and representations and warranties relating to taxes shall survive for the applicable statute of limitation.

    11.07.  PRIOR AGREEMENTS. This Agreement, each Related
Agreement, the terms of the Series A Preferred Stock, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

    11.08. SEVERABILITY. The provisions of this Agreement, each Related Agreement and the terms of the Series A Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, any Related Agreement or the terms of the Series A Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, any Related Agreement or the terms of the Series A Preferred Stock, but this Agreement, each Related Agreement and the terms of the Series A Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

    11.09. CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known other than through a breach of this Section 11.09, to the public; provided, however, that a Purchaser may disclose such information (a) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any Preferred Shares or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 11.09, (c) to any entity controlling, controlled by or under common control with such Purchaser, or to any general or limited partner or stockholder of a Purchaser which is a partnership or corporation, or (d) as required by applicable law.

    11.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

    11.11. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    11.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    11.13. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, each Related Agreement and the Shares.

    11.14. WAIVER. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

    11.15. SPECIFIC ENFORCEMENT. Each of the Purchasers and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement and each Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, each Related Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

    11.16. RESTRICTIONS ON FURTHER ACQUISITIONS. Notwithstanding anything contained herein to the contrary, no Purchaser, without the prior written consent of the Board of Directors, shall be entitled to acquire any additional shares of Common Stock, or any additional rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or otherwise acquire shares of Common Stock, if, after giving effect to such acquisition, the aggregate amount of such shares of Common Stock (including all shares of Common Stock which could be acquired at such time pursuant to all rights, options, warrants or convertible or exchangeable securities then outstanding) held by all Purchasers would exceed 49% of the Fully Diluted Outstanding Common Stock.

    11.17. REDEMPTION NOTES. While any Redemption Notes are outstanding, the Company may not take any of the actions described in Section 2(a) of the Certificate of Designation or fail to observe any of the covenants set forth in Article 6 of this Agreement without the prior approval from the holders of at least 66 2/3% of the then outstanding Redemption Notes.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                  PAULA FINANCIAL

                                  By: /s/ Roger G. Teig
                                     ----------------------------------
                                       Name:
                                       Title:


                                  PURCHASERS:

                                  CONNING INSURANCE CAPITAL LIMITED
                                   PARTNERSHIP II

                                  By: /s/ Gerard Vecchio
                                     ----------------------------------
                                       General Partner

                                  CONNING INSURANCE CAPITAL
                                   INTERNATIONAL PARTNERS II

                                  By: /s/ Gerard Vecchio
                                     ----------------------------------
                                       General Partner

                                  CONNING INSURANCE CAPITAL LIMITED
                                   PARTNERSHIP III

                                  By: /s/ Gerard Vecchio
                                     ----------------------------------
                                       General Partner

                                  CONNING INSURANCE CAPITAL
                                   INTERNATIONAL PARTNERS III, L.P.

                                  By: /s/ Gerard Vecchio
                                     ----------------------------------
                                       General Partner






             [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   SAUGATUCK CAPITAL COMPANY

                                   By: /s/ Owen S. Crihfield
                                      ---------------------------------


                                   RFE INVESTMENT PARTNERS IV, L.P.
                                     By RFE Associates IV, L.P., its
                                     General Partner

                                   By:
                                      ---------------------------------














         [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]